CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 2 Forward-Looking Statements and Non-GAAP Financial Measures Statements contained in this investor presentation that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our clients to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation. Explanation of Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this investor presentation may contain or reference, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar non-GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within the referenced earnings release.

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 3 CB Financial Services, Inc. - Corporate Overview • Holding Company for Community Bank (Carmichaels, PA), serving the community since 1901 • Community Bank operates 12 full-service branch offices and two loan production offices, all in southwestern Pennsylvania and northern West Virginia • NASDAQ: CBFV Market Data CBFV Share Price $35.77 Shares Outstanding 5.1M Market Cap $181.4M Avg. 3 Mo. Daily Trading Volume 5,987 shares Insider Ownership 9.12% Institutional Ownership 44.01% Dividend Yield 3.13% Total Stockholders' Equity $162.1M Book Value per Common Share $31.91 Tangible Book Value per Common Share (1) $29.99 Price to Book Value 1.12x Price to Tangible Book Value (1) 1.19x ◦ All daily trading information/multiples as of July 23, 2026 ◦ All other financial information as of June 30, 2026 Washington Waynesburg Moundsville Canonsburg Uniontown Branches/ITM LPO Operations (1) Non GAAP financial measure.

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 4 Community Bank partners with individuals, businesses and communities to realize their dreams, protect their financial futures and improve their lives. Take Care of Each Other Always Do the Right Thing Be a Great Teammate Work Hard to Achieve Our Goals Give and Expect Mutual Respect Enjoy Life Everyday Be Positive Have a Sense of Urgency Client Experience First Our Mission Statement Our Core Values Our Cornerstone About Us

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 5 Creating Value for our Shareholders and Stakeholders • Sustainable Earnings Growth ▪ Improve core earnings by investing in talent and technology, implementing and rewarding a disciplined sales culture, innovating new products, providing best in class delivery, improving efficiency and developing digital delivery. • People, Culture & Innovation ▪ Ensure our organization culture, practices, values and structure enable us to attract, train and retain top talent. ▪ Embed innovation at our core to improve capacity, to scale and respond to changing market and industry conditions. • Client Experience ▪ Prioritize the Client Experience. Make it simple and easy. • Automate and Optimize Processes ▪ Optimize process and delivery channels through technology, including AI, to enhance our Client Experience, lower costs, mitigate risk and improve profitability. • Improve Efficiency ▪ Establish a board-approved enterprise risk management framework to drive high quality earnings within established risk tolerances. Strategic Initiatives

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 6 Strategic Focus Treasury Management & Commercial Banking Strategy Strategic Focus Objectives Results CB's footprint contains highly concentrated markets and there is opportunity to gain market share in Commercial Banking and Treasury Services. Build and develop a Treasury Management (TM) and Specialized Deposit Division that provides a first class client experience. Under the leadership of Jim Mele, a seasoned veteran with an established record of success, the Bank has built a TM and Specialized Deposit Division which includes specialized and experienced sales, operations and risk associates dedicated to these clients. Targeted investments related to technology and systems to develop new products and processes, with a focus on ensuring a positive client experience. Leverage existing core system strengths and enhance with new TM products and processes with an exceptional client experience as the primary goal. Technology has been upgraded and risk controls have been enhanced. Technology upgrades include online banking, ACH platforms and escrow management programs, with enhanced capabilities for treasury and commercial clients. Treasury Services are the least commoditized deposits and servicing these accounts will generate growth in lower cost deposits and noninterest income. Enhance liquidity position with sticky, granular cost-effective deposits while also adding net fee income. The onboarding of treasury clients started in 1Q26 and deposit growth of $84.1 million has been achieved YTD. Strong ongoing growth is expected. Combined with the expansion of the Bank's Commercial Banking team, this two pronged strategy enhances the ability to increase net interest margin and net income. Be opportunistic in retaining talented Commercial Bankers to gain market share. The Bank is continuing to evaluate and hire additional Commercial Banking talent. Expenses related to these strategies are expected to be offset with additional cost savings and incremental revenue.

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 7 2026 Macro Outlook Item Comment Monetary Policy Federal Reserve rate change expectations have shifted from continued rate cuts to a probability of a rate increase later in 2026 in an effort to return inflation to target levels and maintain maximum employment. Rate changes impact product pricing and demand. Interest rate and liquidity management are primary components to managing impact. Inflation/Demand Inflation is pushing higher and expectations have become volatile. If inflationary pressures escalate, a potential economic slowdown may temper loan demand. Cost- control and pricing strategies are critical to remain competitive. Regulatory Environment Evolving regulations may impact operations and increase compliance costs. Risk management (cybersecurity and data privacy in particular) is on the forefront with continued shift to digital channels. Market Dynamics Competitive pressures, market conditions, stablecoin and deposit tokenization and AI- powered technology will require agile and innovative strategies to remain relevant while prioritizing client experience to build loyalty and differentiation. CB needs to remain vigilant and adaptable to navigate the uncertainties and complexities of the macroeconomic landscape in 2026 and beyond.

Q2 2026 Financial Highlights

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 9 Q2 2026 Highlights (Unaudited) Earnings (for the three months ended June 30, 2026 unless otherwise noted) • Core earnings. Core net income (non-GAAP) was $4.3 million, with diluted core earnings per share of $0.81. Core pre-provision net revenue (PPNR) (non-GAAP) was $5.1 million. • Margin. Net interest income was $14.5 million, an increase of 4.8% from Q1 2026. Net interest margin was 3.68%, down 15 bps from Q1 2026 as the yield on interest-earning assets decreased 13 bps and the cost of funds increased 2 bps. • Positive core returns. Adjusted return on average equity (non-GAAP) was 10.80% for Q2 2026, compared to 10.76% for Q2 2025. Balance Sheet & Asset Quality (as of June 30, 2026 unless otherwise noted) • Steady loan portfolio. Total loans ($1.18 billion) increased 1.9% from March 31, 2026 due to increases in commercial and construction real estate loans, partially offset by a decrease in indirect auto loans (discontinued product in Q2 2023). Excluding indirect auto, the portfolio grew 2.5% during the quarter. • Strong deposit growth. Organic deposits ($1.35 billion) increased 5.4% from March 31, 2026. Deposit growth for the quarter included $69.5 million of core (non-time) deposits primarily from growth in the Bank's new Specialty Treasury division. • High concentration of core deposits. Core deposits were 82% of total deposits at June 30, 2026. • Limited wholesale funding. Borrowings to total assets was 6.0% and brokered deposits to total assets was 2.0% at June 30, 2026. • Strong credit quality. Nonperforming loans to total loans was 0.29% and nonperforming assets to total assets was 0.20% as of June 30, 2026. Liquidity and Capital Strength (as of June 30, 2026 unless otherwise noted) • Significant available liquidity. Cash on deposit was $76.1 million and available borrowing capacity was $572.4 million. Available liquidity covers 234% of uninsured/non-collateralized deposits. • Low-risk deposit base. Insured/collateralized deposits account for 74.8% of total deposits. • Well-capitalized. The Bank's Tier 1 Leverage ratio was 9.94% at June 30, 2026, compared to 10.15% at December 31, 2025. • Increasing shareholder value. TBV per common share (non-GAAP) was $29.99 at June 30, 2026, compared to $29.35 at December 31, 2025. • Stock Repurchase Plan (SRP). Announced $5.0 million SRP in Q3 2025. Attractive way to return capital to shareholders.

Q2 2026 Results Overview (Unaudited)

Financial Highlights

($000s except per share)	Q2 2026	Change Q1 2026	Change Q2 2025
Balance Sheet			
Total Net Loans (Net of Allowance)	$ 1,169,270	$ 21,736	$ 68,168
Total Organic Deposits	1,346,427	69,490	105,122
Total Brokered Deposits	33,633	(64,867)	(64,867)
Income Statement			
Net Interest Income	14,534	662	1,994
Net Provision (Recovery) for Credit Losses	17	(224)	9
Adjusted Noninterest Income[2]	990	44	59
Gain on Sale of Securities	(18)	(26)	(18)
Noninterest Expense	10,390	378	1,642
Income Tax Expense	798	84	32
Adjusted Net Income	4,315	461	366
Performance Ratios			
Adjusted Earnings Per Share, Diluted[2]	$ 0.81	$ 0.09	$ 0.07
Net Interest Margin[1]	3.68 %	(0.15)%	0.14 %
Adjusted ROAA[1][2]	1.04 %	0.04 %	(0.02)%
Adjusted ROAE[1][2]	10.80 %	1.00 %	0.04 %
NCOs/Average Loans[1]	— %	(0.01)%	0.02 %
Tangible Book Value per Share[2]	$ 29.99	$ 0.61	$ 2.11
Tangible Equity Ratio (TCE / TA)[2]	9.25 %	(0.22)%	0.06 %
Capital Ratios (Bank Only)			
Tier 1 Leverage	9.94 %	(0.40)%	(0.55)%
Common Equity Tier 1 Capital	14.22 %	(0.48)%	(1.06)%
Tier 1 Capital	14.22 %	(0.48)%	(1.06)%
Total Risk-Based Capital	15.18 %	(0.54)%	(1.12)%

(1) Annualized
(2) Non-GAAP Calculation in Press Release
(3) Comparisons are to Q1 2026 unless otherwise noted

Quarterly Highlights[3]

Balance Sheet:

- Loans increased $21.7 million as a result of increases in commercial and construction real estate loans, partially offset by a decrease in consumer loans due to the discontinued indirect auto product offering.
- Organic deposits increased $69.5 million due growth in Specialty Treasury deposits.
- Brokered deposits decreased $64.9 million as the funding was replaced with short-term borrowings.
- Tangible book value per share (non-GAAP) was $29.99.

Earnings and Capital:

- Core net income (non-GAAP) was $4.3 million, while core PPNR (non-GAAP) was $5.1 million for Q2.
- Net interest margin[1] was down 15 bps to 3.68% due to a decrease in yield on interest earning assets and an increase in cost of funds.
- Noninterest expense increased 3.8% due to higher salaries and benefits and data processing costs primarily related to treasury personnel and products.
- The Bank's Tier 1 Leverage ratio was 9.94%.

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 10

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 11 Financial Trends - Balance Sheet (Unaudited) Total Net LoansTotal Assets Total Deposits Total Stockholders' Equity in m ill io ns $1,518 $1,546 $1,548 $1,583 $1,656 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 $1,300 $1,400 $1,500 $1,600 $1,700 in m ill io ns $1,101 $1,133 $1,152 $1,148 $1,169 Net Loans Yield on Loans 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 $1,000 $1,025 $1,050 $1,075 $1,100 $1,125 $1,150 $1,175 $1,200 5.30% 5.40% 5.50% 5.60% 5.70% 5.80% 5.90% 6.00% in m ill io ns $1,309 $1,334 $1,340 $1,375 $1,380 Organic Deposits Brokered Deposits Cost of Interest Bearing Deposits 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 2.00% 2.10% 2.20% 2.30% in m ill io ns $148 $152 $158 $159 $162 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 $130 $140 $150 $160 $170

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 12 Financial Trends - Reported Earnings and Profitability (Unaudited) Net Income (Loss) / PPNR (non-GAAP) Earnings (Loss) Per Share (EPS) - Diluted in th ou sa nd s $3,949 $(5,696) $4,742 $3,867 $4,301$4,723 $(6,761) $5,632 $4,822 $5,116 Net Income PPNR Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $(8,000) $(6,000) $(4,000) $(2,000) $— $2,000 $4,000 $6,000 $0.74 $(1.07) $0.89 $0.73 $0.80 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $(1.50) $(1.00) $(0.50) $— $0.50 $1.00 Annualized Return on Average Equity (ROAE) 10.76% (15.15)% 12.14% 9.84% 10.77% Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 (16.00)% (8.00)% —% 8.00% 16.00% Annualized Return on Average Assets (ROAA) 1.06% (1.50)% 1.22% 1.01% 1.04% Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 (2.00)% (1.50)% (1.00)% (0.50)% —% 0.50% 1.00% 1.50%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 13 Financial Trends - Core Earnings and Profitability (1) (Unaudited) Core Net Income / Core PPNR (non-GAAP) Core EPS - Diluted (non-GAAP) in th ou sa nd s $3,949 $3,927 $3,799 $3,854 $4,315 $4,723 $4,991 $4,867 $4,806 $5,134Core Net Income Core PPNR Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $1,000 $2,000 $3,000 $4,000 $5,000 $0.74 $0.74 $0.72 $0.72 $0.81 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $— $0.25 $0.50 $0.75 $1.00 Core Annualized ROAE (non-GAAP) 10.76% 10.45% 9.72% 9.80% 10.80% Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 —% 3.00% 6.00% 9.00% 12.00% Core Annualized ROAA (non-GAAP) 1.06% 1.04% 0.97% 1.00% 1.04% Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 —% 0.25% 0.50% 0.75% 1.00% 1.25% (1) Non-GAAP Calculation in Press Release

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 14 Financial Trends - Earnings and Profitability (Unaudited) Total Revenue (non-GAAP) Highlights - Revenue Core Efficiency Ratio (non-GAAP)(1) in th ou sa nd s $12,540 $13,099 $13,826 $13,872 $14,534 $931 $1,075 $964 $946 $990 Net Interest Income Noninterest Income (adj.) Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $7,500 $9,000 $10,500 $12,000 $13,500 $15,000 64.9% 64.8% 67.1% 67.6% 66.9% Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 50.0% 55.0% 60.0% 65.0% 70.0% 75.0%Net Interest Margin (NIM) (non-GAAP) (1) 5.31% 5.41% 5.48% 5.47% 5.34% 3.55% 3.67% 3.80% 3.88% 3.73% 1.89% 1.86% 1.78% 1.70% 1.72% Yield on Earning Assets Net Interest Margin (FTE) Cost of Funds Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 —% 2.00% 4.00% 6.00% Noninterest Income (adj.) (non-GAAP): • All periods exclude gains/losses on securities. • Q4 2025 - excludes a $711,000 earn-out payment from the sale of EU and a $40,000 gain on the sale of bank assets. • Q1 2026 - excludes an $8,000 earn-out payment from the sale of EU. (1) Non-GAAP Calculation in Press Release $12,540 $13,099 $13,826 $13,872 $14,534$931 $(10,677) $1,729 $962 $972 Net Interest Income Noninterest Income Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $(20,000) $(10,000) $— $10,000 $20,000

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 15 Monthly Earnings Trends (Unaudited) 3.62% 3.80% 5.35% 5.41% 2.33% 2.16% Net Interest Margin (FTE) Yield on Earning Assets Cost of Funds 6/30/2025 9/30/2025 12/31/2025 3/31/2026 6/30/2026 2.00% 3.00% 4.00% 5.00% 6.00% Net Interest Margin (NIM) (Non-GAAP) 6/30/2025 9/30/2025 12/31/2025 3/31/2026 6/30/2026 $1,000 $1,250 $1,500 $1,750 $2,000 Pre-Tax Pre-Provision Income (Core) (Non-GAAP) 1.09% 1.01% 6/30/2025 9/30/2025 12/31/2025 3/31/2026 6/30/2026 0.60% 0.80% 1.00% 1.20% 1.40% Core Annualized ROAA (Non-GAAP) 6/30/2025 9/30/2025 12/31/2025 3/31/2026 6/30/2026 $3,500 $3,750 $4,000 $4,250 $4,500 $4,750 $5,000 $5,250 Net Interest Income (FTE) (Non-GAAP)

Deposit Composition / Characteristics

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 17 Deposit Mix and Cost (Unaudited) 21.3% 34.2%16.4% 12.5% 15.6% Non-Interest Bearing Demand Interest Bearing Demand Money Market Accounts Savings Accounts Time Deposits Deposit Mix Average Cost of Interest-Bearing Deposits 2.17% 2.07% 1.98% 1.86% 1.95% Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 —% 0.50% 1.00% 1.50% 2.00% 2.50% Deposit Composition (in millions) 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 NIB Demand $ 278.7 $ 291.9 $ 291.7 $ 301.1 $ 286.6 IB Demand 353.4 366.0 357.1 384.6 460.2 Money Market 225.1 206.2 209.2 209.3 220.8 Savings Accounts 172.0 169.0 169.3 172.2 168.9 Time Deposits 201.1 202.9 214.0 209.9 209.8 Organic Deposits 1,230.4 1,235.9 1,241.3 1,276.9 1,346.4 Brokered Deposits 79.0 98.5 98.5 98.5 33.6 Total Deposits $ 1,309.4 $ 1,334.4 $ 1,339.8 $ 1,375.4 $ 1,380.1 Highlights • Organic Deposits increased $105.1 million, or 8.5%, from December 31, 2025 due to Specialty Treasury deposit growth. • Brokered deposits were utilized primarily to fund the purchase of floating rate CLO securities and mature within three months. Brokered deposits decreased as FHLB short-term borrowings were alternatively used due to favorable pricing. • Average cost of interest-bearing deposits was 2.08% for Q2 2026, compared to 2.03% for Q1 2026 and 2.28% for Q2 2025. 2.01% 2.08% 2.00% 1.82% 2.04% 2.94% 2.63% 2.30% 2.14% 2.18% 0.10% 0.10% 0.11% 0.10% 0.12% 3.27% 3.12% 3.15% 3.04% 2.99% 4.37% 4.36% 4.12% 3.92% 3.79% Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% Noninterest- Bearing Interest- Bearing Money Market Accounts Savings Accounts Time Deposits $— $100,000 $200,000 $300,000 $400,000 $500,000 21.3% 21.9% 21.8% 21.9% 20.8% 27.0% 27.4% 26.7% 28.0% 33.3% 17.2% 15.5% 15.6% 15.2% 16.0% 13.1% 12.7% 12.6% 12.5% 12.2% 15.4% 15.1% 15.9% 15.2% 15.3% 6.0% 7.4% 7.4% 7.2% 2.4% Noninterest-Bearing Interest-Bearing Money Market Accounts Savings Accounts Organic Time Deposits Brokered Deposits 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 18 —% cost / $174.4 million 0.30% cost / $130.5 million 1.11% cost / $85.0 million 0.11% cost / $162.2 million 2.93% cost / $186.3 million 3.04% cost / $22.7 million Deposit Composition (unaudited) Retail Deposits as of June 30, 2026 $761.0 million 1.01% WAC 35,221 accounts —% cost / $96.2 million 2.32% cost / $152.3 million 2.16% cost / $65.0 million 0.50% cost / $6.0 million 2.13% cost / $1.3 million 3.22% cost / $165.5 million Commercial Deposits as of June 30, 2026 $486.4 million 2.12% WAC 4,569 accounts —% cost / $10.9 million 3.06% cost / $60.7 million 3.63% cost / $14.5 million 3.54% cost / $13.0 million Specialty Deposits as of June 30, 2026 $99.1 million 2.87% WAC 46 accounts —% cost / $168.7 million 0.28% cost / $129.9 million 1.27% cost / $88.9 million 0.08% cost / $163.3 million 3.13% cost / $188.1 million 3.04% cost / $20.6 million Retail Deposits as of December 31, 2025 $759.5 million 1.07% WAC 35,798 accounts —% cost / $116.8 million 2.28% cost / $118.2 million2.29% cost / $57.8 million 0.61% cost / $5.5 million 2.73% cost / $1.9 million 3.33% cost / $166.6 million Commercial Deposits as of December 31, 2025 $466.8 million 2.07% WAC 4,448 accounts 3.75% cost / $1.5 million 3.69% cost / $13.6 million —% 3.75% —% —% 3.69% —% Specialty Deposits as of December 31, 2025 $15.0 million 3.70% WAC 43 accounts Reconciliation to Balance Sheet June 30 2026 March 31 2026 December 31 2025 QTD Change YTD Change Amount Percent Amount Percent dollars in thousands Retail $ 760,982 $ 767,815 $ 759,455 $ (6,833) (0.9) % $ 1,527 0.2 % Commercial 486,353 466,483 466,832 19,870 4.3 19,521 4.2 Specialty Treasury 99,092 42,639 15,018 56,453 132.4 84,074 559.8 Organic Deposits 1,346,427 1,276,937 1,241,305 69,490 5.4 105,122 8.5 Brokered Deposits 33,633 98,500 98,500 (64,867) (65.9) (64,867) (65.9) Total Deposits $ 1,380,060 $ 1,375,437 $ 1,339,805 $ 4,623 0.3% $ 40,255 3.0%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 19 Secure Deposit Base (Unaudited) • In total, 74.8% of client deposits (non- brokered) are FDIC insured or collateralized with investment securities as of June 30, 2026, compared to 75.2% as of December 31, 2025. • Uninsured client deposits consist of business & retail deposits of 16.1% and 9.0% of total deposits, respectively. • At June 30, 2026, client deposits consisted of 52.2% retail, 28.8% business, and 19.0% public funds. • CB is focused on providing opportunities for uninsured depositors to move funds to alternate products, providing benefit to both clients and the Bank. FDIC Insured, 55.1% Collateralized, 19.7% Uninsured, 25.2% Source: Company information as of 6/30/2026 As of 6/30/2026 Highlights

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 20 Strong Liquidity Position (Unaudited) $1,987 0.8% $40,926 16.9% $66,064 27.3%$109,133 45.2% $22,677 9.4% $899 0.4% Government Agency Municipal MBS's CMO's Corporate Debt Marketable Equity Cash $76.1 million Investments $145.1 million Fed Capacity $62.7 million FHLB Capacity $454.6 million Other Capacity $55.0 million Available Liquidity of $793.5 million Highlights Source: Company information as of 6/30/2026 • Cash & Cash Equivalents totaled $76.1 million, or 4.6% of total assets. • Investment Securities totaled $325.6 million, with $180.5 million utilized as collateral for public fund deposits. All securities are classified as available- for-sale and marked to market. • Total borrowings totaled $99.8 million, or 6.0% of total assets and included $20.0 million in long- term FHLB borrowings, $65.0 million in short- term FHLB borrowings and $14.8 million in subordinated debt. • The Bank has $572.4 million in available borrowing capacity (FED, FHLB, Other). • Available liquidity covers 234% of uninsured/ non-collateralized deposits.

Loan Portfolio Composition

Loan Portfolio Composition (Unaudited)

As of 6/30/2026



Real Estate- Residential 27.7%
Consumer 2.6%
Other 2.6%
Commercial & Industrial 13.6%
Real Estate- Construction 5.0%
Real Estate- Commercial 48.5%

Highlights

- Loans increased $17.5 million, or 1.5%, from December 31, 2025 due primarily from growth in commercial and construction real estate loans, partially offset by a decrease in indirect auto loans. Excluding the indirect loans, loans increased $28.5 million, or 2.5%, from December 31, 2025.
- Loan production for Q2 2026 totaled $58.7 million while loans paid off totaled $32.7 million.
- CB continues to focus on disciplined pricing and credit quality standards.
- CB remains committed to hiring and retaining experienced commercial bankers.

Loan Portfolio Detail

dollars in millions	6/30/25	9/30/25	12/31/25	3/31/26	6/30/26	QoQ Change	YoY Change
Real Estate - Residential	$ 329.3	$ 333.4	$ 329.2	$ 330.8	$ 327.0	(1.1)%	(0.7)%
Real Estate - Commercial	513.2	539.4	552.2	550.0	571.8	4.0	11.4
Real Estate - Construction	40.7	38.9	45.4	51.4	58.9	14.6	44.7
Commercial & Industrial	138.2	143.9	161.1	157.7	160.4	1.7	16.1
Consumer	57.4	49.6	42.9	36.7	31.1	(15.3)	(45.8)
Other	32.0	38.2	31.5	31.2	30.5	(2.2)	(4.7)
Total Loans	**$ 1,110.8**	**$ 1,143.4**	**$ 1,162.3**	**$ 1,157.8**	**$ 1,179.7**	**1.9 %**	**6.2 %**

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 22

Commercial Loan Portfolio Detail (Unaudited)

C&I and CRE Loans by Industry



11.4%
1.6%
1.7%
2.6%
4.5%
6.0%
12.1%
24.7%
18.1%
17.3%
Retail Space
Multifamily
Warehouse Space
Office Space
Manufacturing
Medical
Hotels
Oil & Gas
Senior Housing
Other

Source: Company information as of 6/30/2026

Highlights

- CRE loans represent 48.5% of the total loan portfolio.
- Limited exposure to office space.
- 21.6% of CRE loans are owner occupied.
- Non-Owner Occupied CRE loans have an average LTV of 58.3% based on appraised values at the time of origination, whereas Owner Occupied CRE's LTV is 57.3%.
- Average Non-Owner Occupied CRE loan size is approximately $1.4 million, and Owner Occupied is approximately $632,000.
- No loans are currently in deferral.
- CRE loans are concentrated in the Pittsburgh metropolitan area.

Commercial Real Estate Loan Portfolio Details

dollars in thousands	Total O/S Balance	CRE Owner Occupied O/S Balance	CRE Owner Occupied Percent	CRE Owner Occupied Avg Loan Size	CRE Owner Occupied Avg LTV	CRE Non-Owner Occupied O/S Balance	CRE Non-Owner Occupied Percent	CRE Non-Owner Occupied Avg Loan Size	CRE Non-Owner Occupied Avg LTV
Retail Space	$ 141,431	$ 32,530	5.67 %	$ 775	63.42 %	$ 108,901	18.97 %	$ 1,472	60.45 %
Multifamily	103,347	—	—	—	—	103,347	18.01	1,033	60.67
Warehouse Space	98,743	17,958	3.13	718	42.42	80,785	14.08	2,126	55.17
Office Space	69,013	9,286	1.62	489	72.43	59,727	10.41	1,219	60.01
Manufacturing	34,338	3,302	0.58	330	57.20	31,036	5.41	2,821	45.94
Medical	25,870	8,285	1.44	753	73.18	17,585	3.06	1,172	54.47
Hotels	15,231	—	—	—	—	15,231	2.65	1,904	61.76
Oil & Gas	9,737	5,108	0.89	638	66.86	4,629	0.81	1,543	57.09
Senior Housing	8,972	5,788	1.01	1,930	18.66	3,184	0.55	3,184	40.78
Other	65,078	41,628	7.25	534	56.49	23,450	4.46	838	63.14
Total	$ 571,760	$ 123,885	21.59 %	$ 632	57.26 %	$ 447,875	78.41 %	$ 1,370	58.26 %

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 23

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 24 Consumer Loan Portfolio Detail (Unaudited) 91.3% 5.8% 2.9% 1-4 Family Indirect Auto Other Consumer 30.4% 16.4%20.4% 20.7% 9.8% 2.3% < 50% 50% - 59% 60% - 69% 70% - 79% 80% - 89% > 90% 42.3% 36.6% 14.7% 5.7% 0.7% > 800 740-799 700-739 661-699 < 660 Consumer Lending Portfolio - $358.1M Residential Real Estate Loan to Values (LTV's) - $327.0MIndirect Auto Portfolio by Max FICO Score- $20.8M Highlights • Residential loans represent 27.5% of total loans. • 67.1% of residential loans have an LTV of less than 70%, based on appraised values at the time of origination. • Indirect auto loans represent 1.7% of total loans. • 78.9% of indirect auto loans are to borrowers with FICO scores greater than 740, at the time of underwriting. • The indirect auto lending program was discontinued in Q2 2023 to prioritize more profitable commercial lending products. Source: Company information as of 6/30/2026 Source: Company information as of 6/30/2026 Source: Company information as of 6/30/2026

Asset Quality, Capital Ratios and IRR

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 26 Asset Quality Trends (Unaudited) Net Charge-Offs (Recoveries) / Average Loans Allowance for Credit Losses / Total LoansNonperforming Assets / Total Assets in th ou sa nd s $1,925 $2,340 $5,310 $3,329 $3,388 Nonperforming Assets NPA's / Assets 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 $— $2,000 $4,000 $6,000 —% 0.16% 0.32% 0.48% Allowance for Credit Losses / Nonperforming Assets Nonperforming Loans to Total Loans $1,767 $2,182 $5,310 $3,329 $3,388 Nonperforming Loans (000's) Nonperforming/Total Loans 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 $— $2,000 $4,000 $6,000 0.15% 0.20% 0.25% in th ou sa nd s $(39) $(88) $295 $41 $9 Net Charge Offs (Recoveries) NCO's (Recoveries)/ Avg Loans Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $(150) $(100) $(50) $— $50 $100 $150 $200 $250 $300 $350 (0.08)% (0.05)% (0.03)% —% 0.03% 0.05% 0.08% 0.10% 0.13% 0.15% 0.18% in th ou sa nd s $9,722 $10,146 $10,116 $10,303 $10,451 Loan Loss Reserve ($000's) ALLL/ Total Loans 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 $— $4,000 $8,000 $12,000 0.86% 0.88% 0.90% in th ou sa nd s $1,925 $2,340 $5,310 $3,329 $3,388 Nonperforming Assets ALLL / Nonperforming Assets 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 $— $2,000 $4,000 $6,000 —% 200.00% 400.00% 600.00%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 27 Capital Ratios (Bank Only) (Unaudited) Common Equity Tier 1 Capital (to Risk Weighted Assets) Tier 1 Capital to Risk Weighted Assets 15.28% 14.19% 13.92% 14.70% 14.22% Common Equity Tier 1 Capital Adequately Capitalized Well Capitalized 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 15.28% 14.19% 13.92% 14.70% 14.22% Tier 1 Capital Adequately Capitalized Well Capitalized 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Tier 1 Leverage (to Adjusted Total Assets) 10.49% 10.06% 10.15% 10.34% 9.94% Tier 1 Leverage Adequately Capitalized Well Capitalized 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 4.00% 6.00% 8.00% 10.00% 12.00% Total Capital (to Risk Weighted Assets) 16.29% 15.20% 14.89% 15.71% 15.18% Total Capital Adequately Capitalized Well Capitalized 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 8.00% 10.00% 12.00% 14.00% 16.00% 18.00%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 28 Change in Rates (bp) (in th ou sa nd s) $(754) $(842) $(339) $— $149 $194 $113 -300 -200 -100 0 +100 +200 +300 $(1,000) $(750) $(500) $(250) $— $250 Change in Rates (bp) (in th ou sa nd s) $15,711 $13,831 $8,786 $— $(11,356) $(24,670) $(39,697) -300 -200 -100 0 +100 +200 +300 $(60,000) $(40,000) $(20,000) $— $20,000 Change in Net Interest Income (as of 06/30/2026) Change in Economic Value of Equity (as of 06/30/2026) Interest Rate Risk (Unaudited) Interest Rate Risk Details (as of 06/30/2026) EVE EVE as a Percent of Portfolio Value of Assets Net Interest Earnings at Risk Change in Interest Rates in Basis Points Dollar Amount Dollar Change Percent Change NPV Ratio Basis Point Change Dollar Amount Dollar Change Percent Change (Dollars in thousands) +300 $ 237,246 $ (39,697) (14.3) % 15.66% (139) $ 59,900 $ 113 0.2% +200 252,273 (24,670) (8.9) 16.26 (79) 59,981 194 0.3 +100 265,587 (11,356) (4.1) 16.73 (32) 59,936 149 0.2 Flat 276,943 — — 17.05 — 59,787 — — -100 285,729 8,786 3.2 17.22 17 59,448 (339) (0.6) -200 290,774 13,831 5.0 17.17 12 58,945 (842) (1.4) -300 292,654 15,711 5.7 16.95 (10) 59,033 (754) (1.3)

Conclusions

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 30 Market Presence with Brand Recognition Seasoned Executive Leadership Deploying Technology to Enhance Client Experience Investment Summary Serving Stable Southwestern PA & Ohio River Valley markets Proven experience through all economic cycles Continuing to invest with a tech- forward and people-centric approach Investing for Growth Adding new talent, tech upgrades and investing in process improvement Rewarding Shareholders Increased quarterly dividend 8% to $0.28 per share in Q1 2026

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 31 Delivering Value to Shareholders Our goal is to continue operating as a high-performing, independent community bank, generating positive returns and adding significant value for our shareholders. ◦ Committed to Improving Financial Performance ▪ Revenue Growth ▪ Consistent returns ◦ Dividend and Capital Reinvestment ▪ Regular and reliable dividend payouts ▪ Attractive dividend yield ▪ Capital reinvestment to produce higher returns ◦ Investing in Products and Strategies for Future Growth ▪ Specialty Treasury Payments & Services ▪ Commercial Banking ▪ Mortgage Banking ◦ Creating Franchise Value ◦ Supporting Local Communities (building value beyond financial returns)

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 32 ◦ Community bank model is highly-differentiated compared with large regional banks ◦ Intense focus on sales and service culture and quality product offerings which builds full relationships with our clients ◦ Utilize technology investments to enhance speed of process while improving client experience ◦ Enhance profitability and efficiency potential while continuing to invest for future growth ◦ Continue our track record of opportunistic growth in the robust Pittsburgh Metropolitan area and across our footprint ◦ Defend and grow our relatively low-cost deposit base which enables the bank to protect net interest margin ◦ Leverage our credit culture and strong loan underwriting as a foundation to uphold our asset quality metrics Be the Community Bank of choice across our footprint Concluding Thoughts

CB Financial Services, Inc. (Nasdaq: CBFV) July 2026 Page 33 Company Contact John H. Montgomery President and Chief Executive Officer Phone: (724) 223-8317 Investor Relations The IR Group Diane Fitzgibbons, President Phone: (206) 388-5789 Email: dianef@theIRgroup.com Bank Main Office: 100 N. Market Street Carmichaels, PA 15320 Corporate Center: 2111 North Franklin Drive, Suite 200 Washington, PA 15301 Contact Information